Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-203384 and 333-226490) and in Registration Statements on Form F-3 (No. 333-211065 and No. 333- 225789), of our report dated March 6, 2020, relating to the financial statements of Check-Cap Ltd. (the “Company”) appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2019.

   /s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel
March 6, 2020